                                                                    EXHIBIT 99.1
                                                                    ------------




                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial statements are based on the historical financial statements of (i) the Company, (ii) the business acquired in the 1997 Acquisitions (as defined below) and (iii) the safety restraints systems businesses of AlliedSignal Inc. ("SRS"), which the Company acquired on October 30, 1997 (the "SRS Acquisition"). The unaudited pro forma condensed consolidated statement of earnings for the twelve months ended June 30,1997 gives effect to the SRS Transactions (as defined below), the 1997 Acquisitions and the Refinancing of the Bridge Credit Facility (as defined below) as if they had occurred on July 1, 1996. The unaudited pro forma condensed consolidated statement of earnings for the nine months ended March 31, 1998 gives effect to the SRS Transactions and the Refinancing of the Bridge Credit Facility as if they had occurred on July 1, 1997.

  The 1997 Acquisitions consist of the following: (i) the Company's acquisition of certain assets and liabilities of the North American steering wheel operations ("USS") of United Technologies, which was completed on October 25, 1996; and (ii) the Company's acquisition of the Custom Trim group of companies ("Custom Trim"), which was completed on February 25, 1997. All acquisitions, including the SRS Acquisition, have been accounted for using the purchase method of accounting.

  On October 30, 1997, the Company consummated the SRS Acquisition. The Company financed the SRS Acquisition with (i) borrowings under a $900.0 million bridge credit facility (the "Bridge Credit Facility"), (ii) the proceeds received in connection with the issuance and sale of $115.0 million of Series A Preference Shares to Siemens Aktiengeselellschaft ("Siemens") (the "Siemens Investment") and (iii) the proceeds from the issuance and sale of $200.0 million of Series B Convertible Preferred Stock of the Company (the "PSCC Financing"), which was subsequently redeemed with the proceeds received in connection with the issuance and sale of $257.7 million of the Company's 6.50% Convertible Subordinated Debentures due 2027 to BTI Capital Trust which, concurrently therewith, sold $250 million aggregate liquidation amount of its 6.50% Convertible Trust Preferred Securities (which are guaranteed by the Company) (the "Preferred Securities") in a private transaction under Rule 144A under the Securities Act of 1933 (the "Preferred Securities Offering"). The SRS Acquisition, the initial borrowings under the Bridge Credit Facility, the Siemens Investment, the Preferred Securities Offering and the application of the proceeds therefrom are referred to herein collectively as the "SRS Transactions."

  On April 28, 1998, the Company consummated the issuance and sale of $330.0 million of its 9 1/4% Senior Subordinated Notes due 2008 (the "Notes") in a private transaction under Rule 144A under the Securities Act of 1933 (the "Offering"). Concurrently therewith, the Company entered into a new $675.0 million revolving credit facility with certain lenders (the "New Credit Facility"). The Company used the net proceeds from the Offering, together with borrowings under the New Credit Facility, to, among other things, repay all amounts outstanding under the Bridge Credit Facility (the "Refinancing of the Bridge Credit Facility").

  The unaudited pro forma financial statements have been prepared using the purchase method of accounting, whereby the total cost of the SRS Acquisition and the 1997 Acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of such acquisitions. The allocations with respect to the SRS Acquisition are based on studies and valuations that have not yet been completed. Accordingly, such allocations are preliminary and subject to revisions.

  As part of the purchase price allocation for the SRS Acquisition, the Company evaluated the in-process research and development of SRS. Under generally accepted accounting principles, if the technological feasibility of the acquired technology has not been established and the technology has no future alternative uses, such in-process research and development must be written-off.
Accordingly, the Company wrote off $77.5 million of acquired technology that has not been established as technologically feasible during the three months ended December 31, 1997 (the "R&D Write-Off").

  During the three months ended December 31, 1997, the Company formulated a repositioning program designed to reduce operating costs and increase productivity (the "Repositioning Program"). The Repositioning Program consists primarily of a 25% planned reduction in the Company's global workforce (or approximately 4,900 employees) through the elimination of redundant and overlapping positions resulting from recent acquisitions, the consolidation of the Company's manufacturing, sales and engineering facilities primarily in North America and Europe through the closing of approximately 50% (or 32) of its manufacturing facilities and 33% (or 10) of its sales and engineering facilities and the disposal of certain non-core assets. In connection with the Repositioning Program, the Company incurred a $244.0 million repositioning charge during the three months ended December 31, 1997 (the "Repositioning Charge"). In addition, during the three months ended December 31, 1997, the Company incurred a $28.4 million charge against cost of sales for inventory and long-term customer contracts relating to manufacturing processes that will be exited (the "COS Charge").

  The following unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial condition would have been had the SRS Transactions, the 1997 Acquisitions and the Refinancing of the Bridge Credit Facility occurred on the dates indicated or to predict the Company's results of operations or financial condition in the future. The unaudited pro forma financial statements give effect only to the adjustments set forth in the accompanying notes and do not reflect any other benefits anticipated by management as a result of the SRS Acquisition and the 1997 Acquisition and the implementation of its business strategy.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1997


                                                              CUSTOM              PRO FORMA
                                       BREED          USS(a)  TRIM(b) SRS(c)     ADJUSTMENTS            PRO FORMA
                                       -------        -----   ------- -----      -----------            ---------
                                              (dollars in millions, except per share data)
Net sales..........................    $     794.9     $50.8   $68.1   $910.8     $ (70.8)(d)       $   1,753.8
Cost of sales......................          631.3      44.8    54.2    765.3       (61.4)(d)           1,434.2
                                       -----------     -----   -----   ------     -------            ----------
Gross profit.......................          163.6       6.0    13.9    145.5        (9.4)                319.6
Selling, general and administrative
 expenses..........................           70.6       1.4     2.0     36.7        (2.2)(d)             108.5
Research, development and
 engineering
 expenses..........................           36.1       1.5      __     50.6        (1.8)(d)              86.4
Amortization of intangibles........            6.3        __     1.0      3.2        16.0 (e)              26.5
                                       -----------     -----   -----   ------     -------            ----------
Operating income (loss)............           50.6       3.1    10.9     55.0       (21.4)                 98.2
Other income (expense), net........            3.5      (0.6)    3.7      7.2        (1.6)(d)              12.2
Interest expense, net..............           24.5        __     2.7       __         3.4 (f)              85.7
                                                                                     55.1 (g)
                                       -----------     -----   -----    ------     -------            ----------

Earnings (loss) before income
 taxes, distributions on
 Preferred Securities
 and extraordinary item............           29.6       2.5    11.9     62.2       (81.5)                 24.7
Income taxes (benefit).............           14.8       1.3     4.6     23.3        (2.6)(d)               4.1
                                                                                    (37.3)(h)
Distributions on Preferred
 Securities........................             __        __      __      __         16.3 (i)              16.3
                                       -----------     -----   -----   ------     -------            ----------
Earnings (loss) before
 extraordinary
 loss(j)...........................          $14.8     $ 1.2   $ 7.3   $ 38.9      $(57.9)          $       4.3
                                       ===========     =====   =====   ======     =======            ==========
EARNINGS PER SHARE(k):
 Basic.............................    $      0.47                                                  $      0.14
                                       ===========                                                   ===========
 Diluted...........................    $      0.47                                                  $      0.12
                                       ===========                                                   ==========
 Basic weighted average number of
    common shares outstanding......     31,648,249                                                   31,648,249
                                       ===========                                                   ==========
 Diluted weighted average number of
    common shares outstanding......     31,867,366                                 4,883,226 (l)     36,750,592
                                        ==========                                 =========         ==========
OTHER DATA:
 Depreciation and amortization......                                                                      $91.8
 Ratio of earnings to combined
     fixed charges and preferred
          stock dividends(m)........                                                                        1.1x


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1998

                                                                                               PRO FORMA
                                                               BREED(n)    SRS(o)              ADJUSTMENTS     PRO FORMA
                                                               -------     -------             -------         ---------
                                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

Net sales  .........................................           $ 968.0      $297.4              19.9)(d)        $1245.5
Cost of sales  .....................................             837.4       266.5             (17.7)(d)         1086.2
                                                               -------      ------            -------           -------
Gross profit  ......................................             130.6        30.9              (2.2)             159.3
Selling, general and administrative expenses  ......              59.7        11.8              (0.6)(d)           70.9
Research, development and engineering expenses  ....              49.9        19.9                __               69.8
Repositioning Charge  ..............................             244.0          __                __              244.0
R&D Write-Off  .....................................              77.5          __                __               77.5
Amortization of intangibles  .......................              13.0         1.0               5.3(e)            19.3
                                                               -------      ------            -------           -------
Operating income (loss)  ...........................            (313.5)       (1.8)             (6.9)            (322.2)
Other income (expense), net  .......................               1.2        (3.9)           0.4 (d)              (2.3)
Interest expense, net  .............................              62.1          --             (13.5)(f)           59.2
                                                                                                10.6 (g)
                                                               -------      ------            -------           -------

Earnings (loss) before income taxes, distributions on
 Preferred Securities and extraordinary item  .......           (374.4)       (5.7)             (3.6)            (383.7)
Income taxes (benefit)  .............................            (54.3)       (1.7)             (0.4)(d)          (59.4)
                                                                                                (3.0)(h)
Distributions on Preferred Securities  ..............              5.7          --               6.5 (i)           12.2
                                                               -------      ------            -------           -------
Earnings (loss) before extraordinary loss(j)  .......          $(325.8)     $ (4.0)            $(6.7)           $(336.5)
                                                               =======      ======            =======           =======

EARNINGS PER SHARE(k):
 Basic and diluted loss  .............................         $ (9.92)                                      $    (10.22)
                                                               ========                                           =======
 Basic and diluted weighted average number of
  common shares outstanding  ..........................     32,922,510                                         32,922,510
                                                            ==========                                         ==========
OTHER DATA:

  Depreciation and amortization  .....................                                                              $59.9
  Ratio of earnings to combined  fixed charges and
        preferred stock dividends(m)  ................                                                                 __


   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(a) Represents USS's results of operations for the four months ended October 25, 1996, the date of acquisition.

(b) Represents Custom Trim's results of operations for the eight months ended February 22, 1997, the date of acquisition.

(c) Represents SRS's results of operations for the twelve months ended June 30, 1997.

(d) Represents the exclusion of the results of operations attributable to certain operations of SRS that were not acquired by the Company in the SRS Acquisition, estimated by the Company as follows:

                                                 TWELVE             NINE
                                                 MONTHS            MONTHS
                                                 ENDED             ENDED
                                             JUNE 30, 1997       MARCH 31, 1998
                                             ------------        ---------------
  Net sales................................       $70.8              $19.9
  Cost of sales............................        61.4               17.7
  Selling, general and administrative......         2.2                0.6
  Engineering, research and development....         1.8                 --
  Other income (expense), net..............         1.6               (0.4)
  Income taxes.............................         2.6                0.4

  The reduction in income taxes was estimated using the effective tax rate of SRS for the twelve months ended June 30, 1997.

(e) Estimated goodwill and preliminary allocation of purchase price to identifiable intangible assets acquired in the SRS Acquisition are as follows (in millions):

  Purchase price.....................................................                   $710.0
  Less:
     Estimated fair market value of SRS (net assets acquired less
       assumed liabilities)..........................................     $122.8
     Adjustment for planned closings of facilities...................      (45.0)
     Adjustment for estimated costs of planned employee termination..      (16.7)        (61.1)
                                                                          ------         -----
                                                                                         648.9
     Estimated costs related to SRS Acquisition............................               15.0
     Other.................................................................               19.4
     Less estimated in-process research and development....................              (77.5)
  Excess of purchase price over net assets acquired........................             $605.8
                                                                                        ======

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
EARNINGS (CONTINUED)

                                              AMORTIZATION
                                VALUE OF        PERIOD IN
                                INTANGIBLES       YEARS
                                -----------        ----
                               (IN MILLIONS)
  Trained workforce........      $ 10.3             10
  Developed technology.....       158.1             22
  Goodwill.................       437.4             40
                                 ------
                                 $605.8
                                 ======

  The allocations with respect to the SRS Acquisition are based on studies and valuations that have not yet been completed. Accordingly, such allocations are preliminary and subject to revision.

  The amortization expense of intangibles incurred as a result of the SRS Acquisition is as follows:

                                                 TWELVE             NINE
                                                 MONTHS             MONTHS
                                                  ENDED             ENDED
                                              JUNE 30, 1997       MARCH 31, 1998
                                              -------------       --------------
                                                        (IN MILLIONS)
  Goodwill amortization related to
     SRS Acquisition..........................     $19.2               $14.4
  Amortization of intangible assets
    previously recorded by SRS................      (3.2)               (1.0)
  Amortization of intangible assets recorded
    by SRS post-acquisition...................                          (8.1)
                                                                       -----
  Net increase in goodwill amortization.......     $16.0               $ 5.3
                                                   ======              ======

Notes to Unaudited Pro Forma Condensed Consolidated
Statement of Earnings (continued)

(f) Reflects various financing and advisory fees relating to the New Credit Facility and the Offering, which aggregate $23.9 million and will be paid in cash. Fees of $12.3 million relating to the New Credit Facility are being amortized over the weighted average life of the facility of 5.5 years and fees of $11.6 million relating to the Offering are being amortized over the ten-year life of the Notes. These fees would have affected the amortization of deferred financing costs as follows:


                                                   TWELVE MONTHS       NINE MONTHS
                                                       ENDED              ENDED
                                                   JUNE 30, 1997      MARCH 31, 1998
                                                -------------------  ----------------
                                                              (in millions)
  Amortization of fees relating to New Credit
    Facility......................................       $2.2              $  1.7
  Amortization of fees relating to the Offering.          1.2                 0.9
  Less amortization of fees on Bridge
    Credit Facility...............................         __               (15.9)
  Less amortization of fees on previous credit
   facility replaced by Bridge Credit Facility....         __               (0.2)
                                                          ------           ------
                                                         $3.4              $(13.5)
                                                         =======           ======

(g) Represents the additional interest expense that would have been incurred if the Notes and borrowings under the New Credit Facility incurred in connection with the Refinancing of the Bridge Credit Facility had been outstanding for the entire period.

                                                 TWELVE MONTHS     NINE MONTHS
                                                     ENDED            ENDED
                                                 JUNE 30, 1997    MARCH 31, 1998
                                                 --------------  ----------------
                                                         (IN MILLIONS)

  Interest expense on the New Credit Facility.      $ 41.6              $ 31.2
  Interest expense on the Notes...............        30.5                22.9
  Interest expense under the Bridge Credit
    Facility and credit facility replaced by
     Bridge Credit Facility...................       (17.0)              (41.9)
  Interest expense attributable to
     PSCC Financing...........................          __                (1.6)
                                                    ------              ------
  Net increase in interest expense............      $ 55.1              $ 10.6
                                                    ======              ======

  The interest rate for the New Credit Facility is based on base interest rates selected by the Company plus applicable margins.

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                  (CONTINUED)


(h) The income tax expense (benefit) is calculated using the historical effective income tax rates as follows:


                                             TWELVE MONTHS      NINE MONTHS
                                                 ENDED             ENDED
                                             JUNE 30, 1997    MARCH 31, 1998
                                            ---------------  -----------------

  Earnings (loss) before income taxes,
    distributions on Preferred Securities
    and extraordinary item.................      $ 24.7             $(383.7)

  Distributions on Preferred Securities....        16.3                12.2
                                                 ------             -------
                                                    8.4              (395.9)
  Historical effective tax rate............          49%                 15%
                                                 ------             -------
  Pro forma income tax expense (benefit)...         4.1               (59.4)
  Previously recorded income taxes expense
    (benefit)..............................        41.4               (56.4)
                                                 ------             -------
  Pro forma adjustment.....................      $(37.3)            $  (3.0)
                                                 ======             =======

(i) Represents distributions at the annual rate of 6.50% that would have been recorded if the Preferred Securities had been outstanding for the entire period.

                                          TWELVE MONTHS     NINE MONTHS
                                              ENDED            ENDED
                                          JUNE 30, 1997    MARCH 31, 1998
                                          --------------  ----------------
                                                  (IN MILLIONS)
  Distributions on the Preferred                $16.3             $12.2
   Securities.........................
  Distributions previously recorded...             __              (5.7)
                                                -----            ------
                                                $16.3             $ 6.5
                                                =====             =====

(j) Assuming that the SRS Transactions and the Refinancing of the Bridge Credit Facility had occurred as of the first day of the respective periods, unamortized fees relating to the Bridge Credit Facility and the credit facility that it replaced would have been recorded as an extraordinary loss, net of tax benefit.

    In July 1996, the Company acquired Gallino Plasturgia, S.r.1. ("Gallino"), a manufacturer of steering wheels and plastic interior and exterior parts based in Italy, for $74 million in cash and the assumption of $52 million of liabilities. During the three months ended June 30, 1997, the Company committed to a plan to dispose of the plastic interior and exterior parts business (the "Gallino Disposition") and is currently in negotiations with a third party relating to the sale of this business. The following table sets forth the adjustments necessary to exclude the results of operations attributable to the assets being disposed of in connection with the Gallino
    Disposition:

                                          TWELVE MONTHS ENDED                 NINE MONTHS ENDED
                                             JUNE 30, 1997                     DECEMBER 31, 1997
                                    ---------------------------------   ------------------------------
                                                            PRO FORMA                         PRO FORMA
                                                 GALLINO    EXCLUDING     PRO      GALLINO    EXCLUDING
                                    PRO FORMA  ADJUSTMENTS   GALLINO     FORMA   ADJUSTMENTS   GALLINO
                                    ---------  -----------  ---------  --------  -----------  ---------
                                                                        (in millions)
Net sales.....................       $1,753.8    $(182.2)    $1,571.6  $1,245.5    $(125.7)    $1,119.8
Cost of sales.................        1,434.2     (168.4)     1,265.8   1,086.2     (117.9)       968.3
                                     --------    -------     --------  --------     -------    --------
Gross profit..................          319.6      (13.8)       305.8     159.3       (7.8)       151.5
Selling, general and
 administrative
 expenses.....................          108.5       (9.9)        98.6      70.9       (6.5)        64.4
Research, development
 and engineering
 expenses.....................           86.4       (2.5)        83.9      69.8       (3.1)        66.7
Repositioning Charge..........             --         --           --     244.0         --        244.0
R&D Write-Off.................             --         --           --      77.5         --         77.5
Amortization of
 intangibles..................           26.5         --         26.5      19.3         --         19.3
                                     --------    -------     --------  --------     -------    --------
Operating income
 (loss).......................           98.2       (1.4)        96.8    (322.2)       1.8       (320.4)
Other income (expense),
 net..........................           12.2       (1.0)        11.2      (2.3)      (1.7)        (4.0)
Interest expense, net.........           85.7       (3.8)        81.9      59.2       (2.8)        56.4
                                     --------    -------     --------  --------     -------    --------
Earnings (loss) before
 income taxes,
 distributions on
 Preferred Securities
 and extraordinary
 item.........................           24.7        1.4         26.1    (383.7)       2.9       (380.8)
Income taxes (benefit)........            4.1        0.7          4.8     (59.4)       0.4        (59.0)
Distribution on Preferred
 Securities...................           16.3         --         16.3      12.2        --          12.2
                                     --------    -------     --------  --------     -------    --------
Earnings (loss) before
 extraordinary loss...........       $    4.3    $   0.7     $    5.0    (336.5)       2.5       (334.0)
                                     ========    =======     ========  ========     =======    ========

                     Notes To Unaudited Pro Forma Condensed

(k) Earnings per share have been adjusted to conform to the provisions of SFAS No. 128.

(l) The pro forma basic weighted average number of common shares outstanding does not include the impact of the conversion by Siemens of 4,883,226 of its Series A Preference Shares into an equal number of shares of Common Stock, which occurred on January 20, 1998. The pro forma diluted weighted average number of common shares outstanding includes the impact of converting such Series A Preference Shares into Common Stock as of the beginning of the period for the twelve months ended June 30, 1997, but are not included in the nine months ended March 31, 1998 because they are anti-dilutive.

(m) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and extraordinary items plus combined fixed charges and preferred stock dividends. Combined fixed charges and preferred stock dividends consist of interest expense, whether expensed or capitalized, amortization of debt issuance costs, an estimated portion of rental expense that is representative of the interest factor in such rentals and distributions on the Preferred Securities (which are calculated on the basis of the amount of pre-tax income required to pay such distributions). Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $396.0 million for the nine months ended March 31, 1998. The ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended March 31, 1998 reflects the Repositioning Charge, the R&D Write-Off and the COS Charge.

(n) The BREED statement of earnings for the nine months ended March 31, 1998 includes the results of operations for the 1997 Acquisitions for the entire period.

(o) Represents SRS's results of operations for the four months ended October 30, 1997, the date of acquisition.